EXHIBIT 3.14

BYLAWS

OF

HAWTHORNE COAL COMPANY, INC.

(Formerly Anker Development, Inc.)

April 28, 1995

ARTICLE I

OFFICES

Section 1.1. The principle office and place of business of this corporation will be in the City of Morgantown, County of Monongalia, State of West Virginia, at 2708 Cranberry Square. The Board of Directors may change the location of said principal office and of said principal place of business, or either, from time to time as it may deem advisable, and may also establish such offices or places of business elsewhere as in the opinion of the Board may be advisable.

ARTICLE II

SHAREHOLDERS

Section 2.1. Annual Meetings. The annual meetings of the shareholders of this corporation shall be held sometime during the first quarter of each year, on such date as may be fixed by the Board of Directors, either at the principal office of the corporation or at such other place, either within or without the State of West Virginia, as the Board of Directors may fix by resolution. The Board of Directors may by resolution authorize any officer or officers to fix the date place of such annual meeting.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President and Secretary, or any number of shareholders holding in the aggregate at least one-tenth of the number of shares entitled to vote at the meeting. Such meeting shall be held at the principal office of the corporation unless the Board of Directors or other persons calling such meeting shall fix some other place for the meeting, in which event the meeting shall be held at such other place, which may be either within or without the State of West Virginia.

Section 2.3. Notice of Meetings. Notice of the annual and all other meetings of the shareholders shall be given by written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which and the officers or persons by whom the meeting is called, and shall be delivered not less than ten and not more than fifty days before the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his post office address appearing on the records of the corporation, with postage thereon prepaid. It shall be the duty of every shareholder to furnish to the Secretary of the corporation his post office address and to notify the Secretary of any change therein. Notice of all meetings shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.4. Waiver of Notice. Any meeting of the shareholders may be held by agreement in writing signed by all shareholders, and, where notice of publication of any notice is required, the same may be waived in writing signed by all the shareholders entitled to such notice, filed with the records of the meeting, whether before or after the time stated therein. Any meeting of the shareholders at which every shareholder is present or represented by proxy shall be valid, notwithstanding lack or insufficiency of notice.

Section 2.5. Action by Shareholders Without Meeting. Whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders entitled to vote at a meeting of such shareholders duly called and legally held.

Section 2.6. Quorum; Adjournments. At all meetings of the shareholders, a quorum shall consist of at least a majority of all of the shares of stock issued and outstanding and entitled to vote, represented either in person or by proxy. If a sufficient number of shares is not present at the time and place appointed, any number of shares present or represented, less than a quorum, may adjourn any shareholders meeting from time tot time until a quorum is present and the business to come before the meeting is completed.

Section 2.7. Voting. If a quorum is present at any meeting of the shareholders duly and properly called and held, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be and constitute the act of the shareholders, except in the matter of election of directors, and unless the vote of a greater number, or other vote, is required by law or by the Articles of Incorporation or bylaws of this corporation. Except as otherwise provided by law, or by the Articles of Incorporation or bylaws of this corporation, each outstanding share shall be entitled to one vote on each matter submitted to vote at any meeting of the shareholders, and may be voted by the shareholder either in person or by written proxy. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.8. Record of Meetings. A record shall be kept of the meetings of the shareholders and the action taken at the same, which shall be verified by the signature of the Chairman of the meeting and the person acting as Secretary thereof.

ARTICLE III

DIRECTORS

Section 3.1. Number, Qualification and Term of Office. The business, property and affairs of the corporation shall be managed and controlled by its Board of Directors. The Board of Directors shall consists of not fewer than two and not more than five persons, as may be determined by the shareholders from time to time, and shall be elected at the first annual meeting of the shareholders and at every annual meeting thereafter. Directors need not be shareholders of the corporation nor residents of the State of West Virginia. They shall hold office until the next succeeding annual meeting and until their successors are elected and qualified.

Section 3.2. Elections. In all elections of directors each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him and entitled to vote, for as many persons as there are directors to be elected, and for whose election he has a right to vote, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire.

Section 3.3. Removal of Directors. The shareholders, at any meeting thereof called expressly for the purpose, may remove any director or the entire Board of Directors, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. However, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him.

Section 3.4. Vacancies. Any vacancy in the Board of Directors resulting from removal of a director shall be filled by the shareholders at the meeting at which such removal occurs. A vacancy resulting from an increase in the number of directors shall likewise be filled by the shareholders at the meeting at which such increase is made. A vacancy in the Board occurring from any other cause, or from the failure of the shareholders to act, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director elected or appointed to fill a vacancy shall serve until the next annual election of directors.

Section 3.5. Meetings. Regular meetings of the Board of Directors may be held at such time and place as may be prescribed by these bylaws, or as the Board may from time to time designate. Special meetings of the Board may be called by the President, a Vice-President, or any two directors. Meeting of the Board may be held either within or without the State of West Virginia. Notice of all meetings of the Board shall be given by the Secretary of the corporation or by the person or persons calling such meeting, and, in the case of a special meeting, shall state by whom it is called. Such notice shall be given at least forty-eight hours before the time of such meeting, either by written notice thereof mailed to each director, or by telegram or telephone. Except as otherwise provided by law, the notice of any meeting of the Board need not specify the purpose of or the business to be transacted at the meeting.

Section 3.6. Waiver of Notice. Any meeting of the directors may be held by agreement in writing signed by all the directors, and where notice of any meeting is required, a waiver thereof in writing, signed by the director or directors entitled to notice, filed with the records of the meeting, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting of the directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as provided in the next preceding sentence, any meeting of the directors at which every director is present in person shall be valid, notwithstanding lack or insufficiency of notice.

Section 3.7. Action by Directors Without Meeting. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all the directors shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting thereof duly called and legally held.

Section 3.8. Quorum. A majority of the number of directors fixed by the shareholders, as provided in these bylaws, shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be and constitute the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum is present.

Section 3.9. Conflicts of Interest. No contract or transaction between this corporation and any one or more of its directors, or between this corporation and any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable to this corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction. On any question involving the authorization, approval, or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of the proceedings.

Section 3.10. Record of the Board. The Board of Directors shall cause to be kept a record of its proceedings, which shall be verified by the signatures of the persons acting as

Chairman and Secretary of the meeting. Any member of the Board of Directors, at his request, shall have the right to have his vote recorded in the minutes of the meeting on any question coming before the Board.

Section 3.11. Voting of Corporate Stock. The Board of Directors may by resolution provide that any shares of the capital stock of any other corporation or corporations owned by this Corporation shall be voted by such one or more officers of this Corporation, or by such other person or persons, as the Board shall designate, either generally or with respect to any specific corporation, meeting or matter. In the absence of any resolution of the Board of Directors applying to the shares of the capital stock of a corporation, or to any meeting or matter, the President of this Corporation is authorized to vote such shares of the capital stock of such other corporation, either in person or by proxy given to any other officer or person, or persons, in his discretion, in such manner as he shall deem advisable and for the best interests of this Corporation.

ARTICLE IV

OFFICERS AND AGENTS

Section 4.1. Election and Appointment. As soon as may be after their election the Board of Directors shall choose a President of the corporation from among the directors, who shall hold office until the next annual election of officers and until his successor is elected and qualified. At the same time the Board of Directors shall choose one or more Vice-Presidents, a Secretary and a Treasurer, who may, but need not be, members of the Board. The directors may at any time elect from among the directors a Chairman of the Board of Directors, and may also elect an Assistant Secretary and an Assistant Treasurer, who need not be members of the Board. Any two or more offices may be held by the same person, except the offices of the President and Secretary.

Section 4.2. Other Officers and Agents. The Board of Directors may employ a manager and such other employees, servants, agents, attorneys and representatives as the Board may deem advisable, to perform such duties as the Board may prescribe.

Section 4.3. Bond. If required by the Board, the Treasurer, Secretary, or any other officer, agent or employee shall give bond payable to the corporation in such penalty and with such conditions and security as the Board may approve.

Section 4.4. Compensation. The Board of Directors of this corporation shall have the authority to fix the compensation of all officers, including members of the Board of Directors.

Section 4.5. President. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and directors at which he is in attendance, unless the directors shall elect a Chairman of the Board to preside at meetings of the Board. Unless some other officer or agent is specially appointed and authorized for this purpose, the President shall sign the corporate name of the corporation to all deeds, mortgages, writings and other contracts made by the corporation, except such as are necessary or incidental to the exercise of the powers vested in other officers or agents by the Board of Directors; and, generally, the President shall have and exercise supervision and control over all the business, affairs and property of the corporation, and shall perform such duties as are incident to the conduct of its business not otherwise provided for in these bylaws or by action of the Board of Directors.

Section 4.6. Vice-President. The Vice-President shall in the absence or incapacity of the President perform the duties of the President and shall have such other powers and authority as may be assigned to him by the Board of Directors, either generally or specially. If there shall be more than one Vice-President, each shall have such duties, powers and authority as may be assigned to him by the Board of Directors, and, unless otherwise provided by the Board Directors, each shall be authorized to perform the duties of the President in his absence or incapacity in the order to their designation or election.

Section 4.7. Secretary. The Secretary, or an Assistant Secretary, shall have the custody of the minute book, stock book, corporate seal and all records and papers of the corporation, subject to the supervision and control of the President, except such as the Board may put in the custody of other officers, agents or employees. The Secretary, or an Assistant Secretary, shall attend all meetings of the share holders and of the Board of Directors and act as Secretary thereof, keeping a record of the proceedings of such meetings in a book to be maintained for the purpose. He shall give or cause to be given, unless otherwise specially provided, notice of all meetings of the shareholders, directors, committees and other meetings of the officers or representatives of the corporation, and shall perform such other duties as may be prescribed for him by the Board of Directors or the President.

Section 4.8. Treasurer. The Treasurer, or an Assistant Treasurer, shall have custody of the corporate funds and securities, subject to the supervision and control of the President. He shall cause to be kept full and accurate accounts of receipts and disbursements of the corporation in proper books to be furnished for that purpose by the corporation; cause all moneys and other valuable effects to be deposited to the credit of the corporation, in such depositories as may be designated by the Board of Directors; be responsible for disbursing the funds of the corporation subject to such regulations as may be prescribed by the Board of Directors, taking proper vouchers for such disbursements; and he shall render to the President and to the directors at regular meetings of the Board, whenever they, or any of them, may request it, an account of all transactions of his office and of the financial condition of the corporation, and such other reports as may from time to time be required of him by the President or the Board.

Section 4.9. Removal of Officers. Any officer, employee, or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of any officer, employee, or agent of the corporation shall not of itself be deemed to create any contract right.

Section 4.10. Signature of Orders for the Payment of Money. All checks, notes, drafts and other orders of the corporation for the payment of money shall be drawn, signed or counter-signed as the Board of Directors may from time to time prescribe.

ARTICLE V

CAPITAL STOCK

Section 5.1. Certificate of Stock. The Board of Directors shall cause to be issued to any person appearing on the books of the corporation to be the owner of any shares of its stock, a certificate or certificates therefor, under the corporate seal of the corporation, to be signed by the President, or a Vice-President, and the Secretary, or an Assistant Secretary, of the corporation. Each certificate representing shares of the capital stock of the corporation shall state on the face thereof that the corporation is organized under the laws of the State of West Virginia; the name of the person to whom issued; the number and class of shares which such certificate represents; and the par value of each share represented by such certificate; and shall otherwise be in such form as the Board of Directors may adopt. Such certificates shall be issued in order from a stock certificate book to be kept by the Secretary under the supervision of the Board. No such certificate shall be issued or delivered until the stock represented thereby has been fully paid for, such payment may be made in cash, in property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute such payment or part payment.

Section 5.2. Transfer of Stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder thereof in person or by attorney upon surrender and cancellation of the certificate for the same.

Section 5.3. Lost Certificates. When a person, who appears by the books of the corporation to own stock therein, claims that the certificate for such stock has been lost, destroyed, or wrongfully taken, the proper officers of the corporation shall issue to him a certificate in place and stead of the lost, destroyed, or wrongfully taken certificate, if he shall request the issuance of a new certificate before the corporation has notice that the old certificate has been acquired by a bona fide purchaser, upon this compliance with the following conditions:

(a) he shall file with the Secretary of the corporation an affidavit setting forth the time, place and circumstances of the loss, destruction, or taking, to the best of his knowledge and belief; and

(b) he shall execute and deliver to the corporation a bond with good security in a penalty at least equal to the value of the shares of stock represented by the lost, destroyed, or wrongfully taken certificate, in form approved by the Board of Directors, to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificate against any loss in consequence of the issuance of the new certificate. A new certificate may be issued, in the discretion of the Board of Directors, without compliance with the foregoing requirements, upon such terms and conditions as the Board of Directors may prescribe.

Section 5.4. Other Regulations. The Board of Directors shall have the authority to make such other rules and regulations, not inconsistent with law or these bylaws, concerning the issue, transfer, and delivery of certificates of stock, as it may deem advisable.

ARTICLE VI

INDEMNIFICATION

Section 6.1. It shall be the policy of this corporation to indemnify any person who serves, or has served, as a director, officer, employee or agent of this corporation, or who serves or has served as a director, officer, partner, employee, or agent of any other corporation, partnership, joint venture, trust or enterprise at the request or direction of this corporation, against expenses (including attorneys’ fees), judgments, fines, taxes, penalties, interest, and payments in settlement, in connection with any threatened, pending or completed action or proceeding, and to pay any such expenses in advance of the final disposition of any such action or proceeding, to the full extent contemplated and permitted by Section 9 of Chapter 31, Article 1 of the Code of West Virginia of 1931, as amended, upon such finding or determination as shall be requisite or appropriate under said section; and the corporation is specifically empowered and authorized to purchase and maintain, at the expense of the corporation, insurance on behalf of any such director, officer, partner, employee or agent against any liability asserted against him or her in such capacity or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her under the provisions of said section.

ARTICLE VII

CORPORATE SEAL

Section 7.1. The seal to be here impressed, containing the name of this corporation and the words “Corporate Seal, West Virginia”, is hereby adopted as and for the corporate seal of this corporation.	(CORPORATE SEAL)

ARTICLE VIII

AMENDMENTS

Section 8.1. These bylaws may be amended by the Board of Directors, subject, however, to the power of the shareholders to repeal or change any amendment made by the Board of Directors by affirmative vote of a majority of the stock then issued and outstanding and entitled to vote thereon; and in the event of any conflict the vote of the shareholders shall be controlling.

HAWTHORNE COAL COMPANY, INC.

ACTION BY WRITTEN CONSENT

IN WRITING IN LIEU OF A MEETING

OF THE SOLE SHAREHOLDER

March 8, 2002

The undersigned, being the sole shareholder of HAWTHORNE COAL COMPANY, INC., a West Virginia corporation (the “Corporation”), does hereby consent in writing, pursuant to Section 31-1-73 of the West Virginia Corporation Act and the By-laws of the Corporation, to the action taken in the following resolutions:

WHEREAS, it is in the best interest of the Corporation to amend its Bylaws to provide for a Board of directors of not less than one (1) nor more than three (3) members;

NOW, THEREFORE, BE IT RESOLVED: That, effective immediately, the appropriate section of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below:

“The Board of Directors shall consist of such number of directors, not less than one (1) nor more than three (3), as may be determined from time to time by resolution of the Board of Directors.”

FURTHER RESOLVED: That, effective immediately, Gerald Peacock is hereby elected to serve as the sole director of the Corporation in accordance with the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date first set forth above.

Anker Group, Inc.

By:	/s/ Gerald Peacock
Title:	President